Exhibit 23.1



                          Independent Auditors' Consent



We consent to the incorporation by reference in Registration Statement Nos. 333-32116, 333-46857, 33-54605, 33-54698 and 333-82686 of Concurrent Computer
Corporation on Form S-8 and Registration Statement Nos. 333-72012, 333-05169, 33-72548 and 333-61172 of Concurrent Computer Corporation on Form S-3 of our report dated August 2, 2002 appearing in the Concurrent Computer Corporation current report on Form 10-K for the year ended June 30, 2002.


                            /s/ DELOITTE & TOUCHE LLP


Atlanta, Georgia
September 25, 2002


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